UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2026

Aperture AC

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43308	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Wilshire Blvd. 5th Floor

Los Angeles, CA 90017
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 424-253-0908

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units each consisting of one Class A ordinary share and one right	APURU	The Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	APUR	The Nasdaq Capital Market
Rights, each right entitling the holder to receive one-fourth (1/4) of one Class A ordinary share upon the consummation of an initial business combination	APURR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Class A Ordinary Shares and Rights

On June 9, 2026, Aperture AC (the “Company”) announced that, commencing on June 10, 2026, the Company’s units, which are comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one right (“Right”) to receive one-fourth (1/4) of a Class A Ordinary Share will no longer trade, and that the Company’s Class A Ordinary Shares and Rights will commence trading separately. The Class A Ordinary Shares and the Rights will be listed on the Nasdaq Capital Market under the symbols “APUR” and “APURR,” respectively. This is a mandatory and automatic separation, and no action is required by holders of the units.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated June 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APERTURE AC

	By:	/s/ Calvin Kung
		Name:	Calvin Kung
		Title:	Chief Executive Officer

Dated: June 9, 2026

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